UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 18, 2012
AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52747	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3651 Lindell Rd., Suite D#422, Las Vegas, Nevada		89103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 473-8227
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective July 18, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Green & Quality Home Life, Inc. to American Graphite Technologies Inc. and increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001.  In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on July 18, 2012 under the symbol “GQHLD”.  The “D” will be placed on our ticker symbol for 20 business days.  A new symbol will be issued by FINRA after 30 business days to reflect our company’s new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 02640K 107.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GRAPHITE TECHNOLOGIES INC.
/s/ Rick Walchuk
Rick Walchuk
President and Director

Date: July 18, 2012